Barclays September 4-6, 2018 CEO Energy-Power Conference Exhibit 99.1

Forward-Looking Statements This material and any oral statements made in connection with this material include "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Statements made which provide the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements and are inherently uncertain. The opinions, forecasts, projections or other statements other than statements of historical fact, including, without limitation, plans and objectives of management of the Company are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risk factors and other cautionary statements contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.patenergy.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement. Statements made in this presentation include non-U.S. GAAP financial measures. The required reconciliation to U.S. GAAP financial measures are included on our website and/or at the end of this presentation.

Review of 2Q18 Earnings Call Repurchased $33.6 million of stock in 2Q18 bringing the total for 1H18 to $50.5 million Including dividends, returned $63.8 million to shareholders in 1H18 including $42.4 million in 2Q18 Signed contracts to provide four upgraded rigs, each under a four year term Projected capex for 2018 remains unchanged at $675 million Pressure pumping market was soft at the end of 2Q18 due to oversupply in the market Demand for super-spec drilling rigs expected to remain strong Super-spec rig dayrates are moving up as the super-spec rig demand exceeds supply

Evolution of U.S. Land Industry Rig Demand by Rig Type Source: Patterson-UTI estimates

U.S. Land Super-Spec Rig Fleet Growth Source: Patterson-UTI Estimates Super-spec rigs defined as 1500hp AC-powered rigs with at least 750,000 pound hookload, pad moving system (walking or skidding) and a 7,500 psi high-pressure circulating system PTEN holding share in super-spec rig count growth Decrease in upgrade rate in 2018 shows capital discipline in market

Patterson-UTI APEX® Rig Fleet Super-spec rigs defined as 1500hp AC-powered rigs with at least 750,000 pound hookload, pad-capable (walking or skidding) and a 7,500 psi circulating system

Patterson-UTI Major Upgrades to Super-Spec Capability Four additional major upgrades announced in July 2018 – each supported by a four-year customer contract Upgrade costs for these rigs expected to be approximately $15 million each. The payback on this cost is expected to be within the four-year contract duration Patterson-UTI continues to evaluate opportunities to upgrade additional rigs to super-spec capabilities New or Refurbished Components on Upgraded Rigs: Mast Substructure with integrated walking Drawworks AC control systems AC traction motors Blowout preventers Catwalks Top drive Pumps Engines The PTEN major rig upgrade to super-spec results in a “like new” rig

Directional Drilling MS Directional, a leading provider of directional drilling services in the United States MS Directional has a strong technology focus with proprietary mud motor, MWD and survey equipment Patented C2 technology enables high-speed electromagnetic telemetry independent of geological formation constraints, which reduces both drilling time and expense

Superior QC Superior QC services increase the accuracy of wellbore placement to improve well-to-well spacing Reduces Ellipse of Uncertainty of MWD surveys More accurate well spacing provides for better production economics Superior QC is a leader in terms of speed, automation, accuracy, and technical capability

Example of Three-Well Pad Drilled Without Correction Three wells (in red) were drilled without survey error corrections using standard MWD and within the industry standard field acceptance criteria Post drilling analysis with Superior QC FDIR shows actual well spacing was less than expected Uncertainty in well spacing can negatively impact production

Future Automation and Remote Operations REMOTE OPERATIONS Remote operations allow a specialist to manage multiple wells at one time RIG AUTOMATION Consistent, automated processes at the wellsite limit safety risks, reduce well costs, streamline logistics and increase margins DD AUTOMATION Controlling downhole equipment with software closed-loop automation enhances quality and efficiency

A premier source for hydraulic fracturing, cementing, nitrogen and acidizing services for reservoir enhancement. Universal Pressure Pumping provides well services primarily in Texas and the Mid-Continent and Appalachian regions.

Pressure Pumping Footprint WEST TEXAS / 8 SOUTH TEXAS / 7 APPALACHIA / 7 MID-CONTINENT / 3 By Region As of July 26, 2018 Active Spread Count 25

Innovative: Centralized Logistics Center Efficient procurement and logistics of sand and chemicals are important to success in hydraulic fracturing. central scheduling and tracking software 24/7 dispatch personnel smart phone apps in the field Currently operational for Texas and Mid-Con and expanding to Appalachia Centralized logistics center includes:

Innovative Pressure Pumping Technology: Bi-Fuel More flexible fuel source as engines can burn a fuel mix comprised of up to 70% natural gas Comparable torque and horsepower to an all diesel engine Reduces operating costs by lowering fuel costs Good for environmental sustainability

Financial Information

Strong Balance Sheet

Strong Financial Position Substantial Liquidity $242 million cash as of June 30, 2018 $600 million revolver through March 2023 18.4% Net Debt/Total Capital at June 30, 2018 $300 million term loan matures October 2020 $300 million term loan matures June 2022 $525 million 3.95% senior notes due 2028 No term debt maturities until October 2020 Investment Grade Credit Rating Moody’s – Baa2 Standard & Poor’s - BBB

A History of Returning Capital to Shareholders We expect to generate free cash flow in 2018 Patterson-UTI has a history of returning capital to shareholders Source: Patterson-UTI company filings and Baker Hughes Rig Count

Patterson-UTI is the only company in the U.S. onshore unconventional market leveraged to the critical path services of contract drilling, pressure pumping, and directional drilling Patterson-UTI has a history of returning cash to shareholders when appropriate Patterson-UTI has a strong balance sheet Why Invest in Patterson-UTI Energy?

Additional References

APEX® Class Rigs 198 APEX-XK 1500® APEX 300-Series® APEX 1500® APEX PK™ APEX 1000® Other AC 67 52 41 33 2 2 APEX-XC® 1

Non-U.S. GAAP Financial Measures (1) Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by U.S. GAAP.  We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense (including impairment of goodwill).  We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure.  We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss).  Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.  Set forth below is a reconciliation of the non-U.S. GAAP financial measure of Adjusted EBITDA to the U.S. GAAP financial measure of net income (loss). (1)